UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                        OCTOBER 6, 1997 (JULY 22, 1997)


                          TELSCAPE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its Charter)


           TEXAS                      0-24622                    75-2433637
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)            Identification No.)


           4635 SOUTHWEST FREEWAY, SUITE 800, HOUSTON, TEXAS    77027
              (Address of principal executive offices)        (Zip code)


        Registrant's telephone number, including area code (713)968-0968



               _________________________________________________
         (Former name of former address, if changed since last report.

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

     As indicated in the Registrant's Form 8-K dated August 5, 1997, the financial statements and pro forma financial information required to be filed therewith were unavailable at the time of filing. Such financial statements and pro forma financial information are now available. Accordingly, Item 7 of the Form 8-K dated August 5, 1997 is hereby amended to read as follows:

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The following audited financial statements of Integracion de Redes, S.A. de C.V. are attached hereto and made a part hereof:

     (i)       Auditor's Report;
     (ii)      Balance Sheets;
     (III)     Statements of Income;
     (IV)      Statements of Stockholders' Equity;
     (V)       Statements of Changes in Financial Position; and
     (VI)      Notes to the Financial Statements.

(B)  PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma financial information of Telscape International, Inc. are attached hereto and made a part hereof:

     (i)       Unaudited Pro Forma Consolidated Balance Sheet - June 30, 1997;
     (ii)      Unaudited Pro Forma Consolidated Statement of Operations -
               Six Months Ended June 30, 1997;
     (III)     Unaudited Pro Forma Consolidated Statement of Operations -
               Year Ended December 31, 1996;
     (IV)      Notes to the Unaudited Pro Forma Consolidated Financial
               Statements.

(C)  EXHIBITS.

     The following exhibits are incorporated herein by reference from the Registrant's Form 8-K dated August 5, 1997:

10.1 Form of Promissory Note dated July 1, 1997, between Telereunion and Jose Luis Apan Wong, Raul de la Parra Zavala and Alejandro Apan Wong

10.2 Form of Convertible Promissory Note dated July 1, 1997, between the Registrant and Telereunion and Jose Luis Apan Wong, Raul de la Parra Zavala and Alejandro Apan Wong

10.3 Form of Common Stock Warrant dated July 1, 1997, between the Registrant and Jose Luis Apan Wong, Raul de la Parra Zavala and Alejandro Apan Wong

10.4 Stock Purchase Agreement dated July 1, 1997, by and among the Registrant, Telscape USA, Telereunion and Jose Luis Apan Wong, Raul de la Parra Zavala and Alejandro Apan Wong

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                                              TELSCAPE INTERNATIONAL, INC.
                                              (Registrant)


October 6, 1997                               /S/ TODD M. BINET
                                              Todd M. Binet
                                              Executive Vice President and
                                              Chief Financial Officer


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                  UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     On July 22, 1997, Telscape International, Inc. (the "Company"), through two wholly-owned subsidiaries, acquired all of the outstanding shares of Integracion de Redes, S.A. de C.V. ("Integracion") and Lan and Wan, S.A. de C.V. ("Lan") (collectively, hereinafter "Integracion"), both Mexican corporations based in Mexico City. Integracion distributes data and network integration equipment in Mexico and represents such manufacturers as Northern Telecom, 3Com, and Cisco and also provides the value-added service of systems integration. The acquisition is effective July 1, 1997. Under the terms of the acquisition, the Company paid the following: i) the sum of $130,000 in cash, ii) an aggregate of $2,201,000 in non-interest bearing promissory notes maturing January 1, 2001 ("Promissory Notes"), iii) an aggregate of $999,000 in non-interest bearing convertible notes
("Convertible Notes") maturing on September 1, 1999, which are convertible into 333,000 shares of common stock ("Common Stock") of the Company,
iv) warrants for the purchase of up to 100,000 shares of Common Stock based on Integracion meeting certain performance requirements ("Warrants") and
v) a covenant by the Company to pay $280,000 in the event that Integracion meets certain performance requirements over the cumulative periods beginning January 1, 1997 and ending December 31, 2000 ("Additional Payment").
In connection with this acquisition, the Company entered into customary employment and non-compete agreements with certain employees of Integracion. The consideration paid by the Company for Integracion has been determined by negotiations between the parties. The $130,000 paid at closing was funded out of working capital. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

     The accompanying unaudited pro forma consolidated balance sheet at June 30, 1997 was prepared by combining the unaudited balance sheets of the Company and Integracion as of June 30, 1997 and reflects the acquisition of Integracion as if such acquisition had occurred on June 30, 1997. The accompanying unaudited pro forma statement of operations for the six months ended June 30, 1997 and the year ended December 31, 1996 present the financial position and results of the Company's operations as if the acquisition of Integracion had occurred at the beginning of each of the respective periods.

     The accompanying unaudited pro forma consolidated financial statements have been prepared based upon certain assumptions and include adjustments as detailed in the notes to the unaudited pro forma consolidated financial statements. The estimated fair market values reflected in the unaudited pro forma consolidated financial statements are based on preliminary estimates and assumptions and are subject to revision as more information becomes available. In management's opinion, the preliminary allocation reflected herein is not expected to be materially different from the final allocation.

     The following unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company and the notes related thereto as included in the Company's Form 10-QSB and Form 10-KSB as of June 30, 1997 and December 31, 1996, respectively. Such pro forma information is based on historical data with respect to the Company and Integracion. The pro forma is not necessarily indicative of the results that might have occurred had such transactions actually taken place at the beginning of the period specified and is not intended to be a projection of future results. The pro forma information presented herein is provided to comply with the requirements of the Securities and Exchange Commission. The pro forma information does not reflect any adjustments to reflect the manner in which the acquired entity is being or will be operated under the control of the Company and, therefore, does not reflect any adjustments to profitability, either negative or positive, which may have resulted from the Company managing Integracion for the periods presented.

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                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997

                                                                                 PRO FORMA AS
                                                 INTEGRACION    PRO FORMA        ADJUSTED FOR
                                      TELSCAPE     DE REDES    ADJUSTMENTS NOTE THE ACQUISITION
ASSETS
Current assets:
  Cash and cash equivalents          $ 3,179,684  $   307,038  $  (130,000) 3    $ 3,356,722
  Accounts receivable                  1,946,396    1,995,792         -            3,942,188
  Inventories                          1,708,689      430,149         -            2,138,838
  Other current assets                   651,161       50,347         -              701,508

                                       7,485,930    2,783,326     (130,000)       10,139,256

Fixed assets, net                      1,732,959      114,275         -            1,847,234
Goodwill, net                          3,063,367         -       1,654,450  3      4,717,817
Other assets                             615,816         -            -              615,816

                                     $12,898,072  $ 2,897,601  $ 1,524,450       $17,320,123


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities                      $ 5,478,138  $ 1,685,881  $    57,750  3    $ 7,221,769
  Current maturities of long-term
    debt                                 100,000         -         286,020  3        386,020
  Current portion of capital lease
    obligations                          100,460         -            -              100,460
  Other liabilities                      348,220      123,019         -              471,239
                                       6,026,818    1,808,900      343,770         8,179,488


Long-term debt                           200,000         -       2,269,381  3      2,469,381
Long-term capital lease obligations      213,026         -            -              213,026
Minority interests                       750,493         -            -              750,493
Shareholders' equity                   5,707,735    1,088,701   (1,088,701) 3      5,707,735

                                     $12,898,072  $ 2,897,601  $ 1,524,450       $17,320,123


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                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                           PRO FORMA AS
                                         INTEGRACION  PRO FORMA            ADJUSTED FOR
                             TELSCAPE     DE REDES   ADJUSTMENTS  NOTE 4  THE ACQUISITION

Revenues                    $9,941,301  $ 4,646,117  $     -               $ 14,587,418
Cost of revenues             5,993,862    3,381,618        -                  9,375,480

Gross profit                 3,947,439    1,264,499        -                  5,211,938

Selling, general and
  administrative             3,637,609      545,720        -                  4,183,329

Operating income               309,830      718,779        -                  1,028,609

Other income (expense)
  Interest income                  281         -           -                        281
  Interest expense                -            -       (136,151)   a           (136,151)
  Amortization of goodwill        -            -        (55,148)   b            (55,148)
  Foreign exchange gain         27,192       16,695        -                     43,887
  Other                       (293,968)      33,909        -                   (260,059)

    Total other income
     (expense), net           (266,495)      50,604    (191,299)               (407,190)

Income before tax               43,335      769,383    (191,299)                621,419
Income tax benefit (expense)   166,657     (290,187)     13,008    c           (110,522)
Minority interest                3,905         -           -                      3,905
Net income (loss)           $  213,897  $   479,196  $ (178,291)           $    514,802

Earnings Per Share                                                 d              $0.13

Weighted average common and
common equivalent shares outstanding                                          3,998,660



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                 TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                                                     PRO FORMA AS
                              HISTORICAL   PRO FORMA    PRO FORMA  NOTE              INTEGRACION   PRO FORMA  NOTE   ADJUSTED FOR
                               TELSCAPE   TELEREUNION  ADJUSTMENTS   2    TELSCAPE     DE REDES   ADJUSTMENTS  4    THE ACQUISITION

Revenues                     $ 1,784,474  $6,208,429   $     -          $ 7,992,903  $3,561,388   $     -             $ 11,554,291
Cost of revenues                 843,667   3,801,188         -            4,644,855   2,397,494         -                7,042,349

Gross profit                     940,807   2,407,241         -            3,348,048   1,163,894         -                4,511,942

Selling, general and
  administrative               2,832,570   2,138,313       76,794    a    5,047,677     745,973         -                5,793,650
Operating income (loss)       (1,891,763)    268,928      (76,794)       (1,699,629)    417,921         -               (1,281,708)
Other income (expense)
  Interest income                137,397       7,843         -              145,240        -            -                  145,240
  Interest expense               (25,578)   (150,832)        -             (176,410)    (19,979)    (258,323)  a          (454,712)
  Amortization of goodwill          -           -        (189,453)   b     (189,453)       -        (110,296)  b          (299,749)
  Foreign exchange gain (loss)   (27,742)        643         -              (27,099)       -            -                  (27,099)
  Other expense                  (61,544)    162,337         -              100,793      (3,043)        -                   97,750

    Total other income, net       22,533      19,991     (189,453)         (146,929)    (23,022)    (368,619)             (538,570)

Income (loss) before tax      (1,869,230)    288,919     (266,247)       (1,846,558)    394,899     (368,619)           (1,820,278)

Income tax benefit (expense)     (30,656)    (25,969)        -              (56,625)    (38,493)        -                  (95,118)

Minority interest                   -           -          (7,889)   c       (7,889)       -            -                   (7,889)
Net Income (loss)            $(1,899,886) $  262,950   $ (274,136)      $(1,911,072) $  356,406   $ (368,619)         $ (1,923,285)

Earnings (loss) per share                                                                                                   $(0.61)

Weighted average common and
common equivalent shares outstanding                                                                                     3,161,238


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                TELSCAPE INTERNATIONAL, INC. AND SUBSIDIARIES
     NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


1.   BASIS OF PRESENTATION

     The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 was prepared by combining the following:

     - the unaudited pro forma consolidated statement of operations of the Company, including two acquisitions completed during the fiscal year ended December 31, 1996 ("Note 2"),
     - the audited consolidated statement of operations of Integracion for the fiscal year ended December 31, 1996.

     The acquisition of Integracion has been accounted for using the purchase method of accounting.

     The pro forma consolidated financial statements do not purport to be indicative of the financial position of the Company or the results of operations that might have occurred, had the acquisition been consummated on January 1, 1996, or on January 1, 1997, nor are they indicative of future results.

2.   ACQUISITIONS PRIOR TO DECEMBER 31, 1996

     Statement of Operations:

     On May 17, 1996, the Company acquired all of the issued and outstanding shares of Telereunion, Inc., a Delaware corporation ("Telereunion"). The acquisition was completed by means of a merger between Telereunion and a newly formed subsidiary of the Company. Upon consummation of the merger, the subsidiary changed its name to Telereunion, Inc. Telereunion's operations are conducted through Vextro de Mexico, S.A. de C.V. ("Vextro"), its 97%-owned subsidiary organized and operating under the laws of the Republic of Mexico.

     The unaudited pro forma statement of operations of the Company for the year ended December 31, 1996, was adjusted to include the acquisition of Telereunion/Vextro as if it had occurred on January 1, 1996.

     On September 5, 1996, the Company acquired all of the outstanding common stock of Orion Communications ("Orion"), in exchange for 400,000 shares of its common stock. This transaction was accounted for under the pooling-of-interests method and accordingly, the unaudited pro forma statement of operations of the Company for the year ended December 31, 1996, includes the results of the operations of Orion since its inception on April 10, 1996. As a result, no pro forma adjustment was necessary.

     The pro forma consolidated statement of operations of the Company ("Pro Forma Telscape") incorporates the following pro forma assumptions:

     (a) The adjustment to reflect the subsequent reclassification of amounts due to Telereunion from one of its stockholders for expenses incurred in connection with the proposed merger to administrative expense of Vextro.

     (b) The amortization of goodwill relating to the acquisition has been included in the pro forma consolidated statement of operations from January 1, 1996.
     (c) The adjustment to reflect the three percent minority ownership in Vextro.

     Balance Sheet:

     The historical consolidated balance sheet for the Company includes the balance sheets of Telereunion and Orion as of June 30, 1997 and, therefore, a separate balance sheet was not included.

3.   ACQUISITION SUBSEQUENT TO DECEMBER 31, 1996

     Effective July 1, 1997, the Company acquired 100% of the common stock of Integracion. Integracion was organized and operates under the laws of the Republic of Mexico. The acquisition of Integracion has been accounted for using the purchase method of accounting. The purchase price of the acquisition has been calculated as follows:

                                          NOTE      FAIR VALUE
     Cash                                         $   130,000
     Promissory Notes                     3a        1,758,806
     Convertible Notes                    3a          796,595
     Warrants                             3b                0
     Transaction Costs                                 57,750
                                                    2,743,151
     Fair value of net assets acquired    3c        1,088,701
     Goodwill                                     $ 1,654,450

     (a) The present value of the non-interest bearing Promissory Notes and Convertible Notes was determined using an incremental borrowing interest rate of 10 percent.
     (b)  The Warrants to purchase 100,000 shares of the Company's Common
          Stock are contingent upon, and the number of shares of Common Stock issuable upon exercise is determined by, certain future financial and operating performance criteria which have not been met. As a result, the value of such Warrants cannot be measured.
     (c)  The fair value of net assets acquired was determined as follows:

         (i) Receivables were recorded at amounts to be recovered less allowances for uncollectible amounts;
         (ii) Fixed assets were stated at historical cost which approximate current replacement costs;
         (iii) Other assets were recorded at cost which was assessed to approximate fair value; and
         (iv) Accounts payable and accrued liabilities were recorded at the present value of amounts to be paid.

     The amounts recorded in the financial statements of Integracion were assessed to approximate fair value and no fair value adjustments were recorded in the purchase transaction. No value was attributed to the Additional Payment as such is contingent upon Integracion meeting certain performance standards.

     (a) The adjustment to record the purchase accounting as of June 30, 1997 is as follows:
                                                   DR (CR)

     Cash                                       $   (130,000)
     Goodwill                                      1,654,450
     Accounts payable                                (57,750)
     Notes payable                                (2,555,401)
     Shareholders' equity                          1,088,701
                                                $       -

4.   PRO FORMA ADJUSTMENTS

     (a) Amortization of goodwill has been recorded in the pro forma statement of operations based on the purchase price as discussed in
          Note 3 above. Goodwill is amortized on a straight-line basis over 15 years.

     (b) Imputed interest is recorded on the non-interest bearing Convertible Notes and Promissory Notes using the Company's incremental borrowing rate of 10%.

     (c) Due to the fact that the amounts recorded in the financial statements of Integracion were assessed to approximate fair value and no fair value adjustments were made, no adjustments were made to reconcile any differences between book value and tax value as a result of the purchase transaction. An adjustment has been made to the unaudited consolidated statement of operations for the six months ended June 30, 1997 to recognize the tax benefit of the deductibility of the interest expense and amortization of goodwill in connection with the acquisition of Integracion. The adjustment is consistent with the treatment of taxes for the Company's historical consolidated statement of operations for the six months ended June 30, 1997. No adjustment for such tax benefits were made in the pro forma statement of operations for the year ended December 31, 1996 due to the uncertainty that the Company would utilize its net operating loss carryforwards before expiration as of that date.

     (d) The earnings per common and common equivalent share is based on the weighted average number of shares of common stock outstanding for the periods ended June 30, 1997 and December 31, 1996. The Convertible Notes were considered for the period ended June 30, 1997 with respect to the disclosure of fully diluted earnings per share but resulted in the same earnings per share calculation as that of primary earnings per share; therefore, no additional disclosure has been made. With respect to the period ended December 31, 1996, the Convertible Notes would have an anti-dilutive effect and, therefore, a fully diluted earnings per share disclosure is inapplicable.

<AUDIT-REPORT>

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Integracion de Redes, S.A. de C.V.:


     We have audited the accompanying balance sheets as of December 31, 1996 and 1995 of Integracion de Redes, S.A. de C.V., and the related statements of income, changes in stockholders' equity and changes in financial position for the years ended December 31, 1996 and 1995, all expressed in Mexican pesos. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audits in accordance with generally accepted auditing standards in Mexico, which are substantially the same as those followed in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

     As of the year ended December 31, 1995, the Company adopted the recognition of the effects of inflation on financial information as required under Mexican GAAP Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information", as amended, issued by the Mexican Institute of Public Accountants. The accompanying financial statements at December 31, 1995, are stated at historical cost.

     In our opinion, except for not recognizing the effects of inflation on financial information at December 31, 1995, as mentioned in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Integracion de Redes, S.A. de C.V. as of December 31, 1996 and 1995, and the results of its operations, changes in stockholders' equity and changes in its financial position for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles in Mexico.

     Accounting principles generally accepted in Mexico vary in certain important respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of net income expressed in Mexican pesos for each of the years ended December 31, 1996 and 1995, and the determination of stockholders' equity and financial position also expressed in Mexican pesos as of December 31, 1996 and 1995 to the extent summarized in Note 6 to the financial statements.


DE LAS FUENTES, DE LA MORA Y VALDIVIA, S.C.

Mexico City
September 6, 1997

</AUDIT-REPORT>

                       INTEGRACION DE REDES, S.A. DE C.V.
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1995
                  (*) MEXICAN PESOS (PS) WITH PURCHASING POWER
                  AS OF DECEMBER 31, 1996 AND U.S. DOLLARS ($)



                                         1996          1996          1995
                                       (NOTE 6)         (*)       HISTORICAL
ASSETS
Current assets:
Cash and cash equivalents           $   480,536  Ps  3,772,640  Ps  2,328,721

Accounts receivable (Note 1)            570,699      4,480,499      1,974,210
Sundry debtors                           18,497        145,215         63,200
Taxes  recoverable                       12,492         98,077        108,255
                                        601,688      4,723,791      2,145,665

Inventories (Note 1)                    646,970      5,079,296      1,897,723


Total current assets                  1,729,194     13,575,727      6,372,109

Equipment, net  (Note 2)                101,048        793,316        425,858

Other assets                             11,857         93,085         19,343

Total assets                        $ 1,842,099  Ps 14,462,128  Ps  6,817,310



LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable (Note 3)        $   722,363  Ps  5,671,196  Ps  2,506,784
   Sundry creditors                     109,722        861,425        516,553
   Taxes payable                         14,020        110,066        225,888
   Advances from customers               57,313        449,956         72,650
   Employees' profit sharing              2,324         18,247        186,865

Total current liabilities               905,742      7,110,890      3,508,740

Stockholders' equity:
    Capital stock (Note 5)               14,982        117,618         50,000
    Retained earnings (Note 4)          668,887      5,251,366        786,586
    Net income for the year             356,406      2,798,107      2,471,984
    Deficit on restatement of capital ( 103,918)      (815,853)          -

Total stockholders' equity              936,357      7,351,238      3,308,570

Total liabilities and
        stockholders' equity        $ 1,842,099  Ps 14,462,128  Ps  6,817,310


The accompanying notes are an integral part of these financial statements.

                       INTEGRACION DE REDES, S.A. DE C.V.

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                  (*) MEXICAN PESOS (PS) WITH PURCHASING POWER
                  AS OF DECEMBER 31, 1996 AND U.S. DOLLARS ($)



                                            1996         1996          1995
                                          (NOTE 6)       (*)        HISTORICAL

Net sales                               $ 3,561,388 Ps 27,960,100 Ps 20,991,897

Cost of sales                             2,397,494    18,822,489    13,586,905

         Gross profit                     1,163,894     9,137,611     7,404,992

   General and administrative expenses      745,973     5,856,563     5,074,900

         Operating income                   417,921     3,281,048     2,330,092


   Comprehensive financing expense (income):
   Interest income                          (58,907)     (462,477)     (696,657)
   Gain on net monetary position             (3,482)      (27,341)         -
   Loss on foreign currency exchange, net    82,368       646,667          -
                                             19,979       156,849      (696,657)

   Other expense (income), net                3,043        23,883       (12,661)

   Income before the following provisions   394,899     3,100,316     3,039,410

   Provision for income taxes                38,493       302,209       387,876
   Provision for employee profit sharing       -              -         179,550

   Net income for the year              $   356,406 Ps  2,798,107 Ps  2,471,984


   Net income per share                 $    712.81 Ps   5,596.21 Ps   4,943.96

   Average common shares outstanding            500           500           500


   The accompanying notes are an integral part of these financial statements.

                       INTEGRACION DE REDES, S.A. DE C.V.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                  (*) MEXICAN PESOS (PS) WITH PURCHASING POWER
                            AS OF DECEMBER 31, 1996



                                                                       DEFICIT ON
                                 CAPITAL    NET INCOME     RETAINED    RESTATEMENT
                                  STOCK    FOR THE YEAR    EARNINGS    OF CAPITAL      TOTAL
Balances at December 31, 1994  Ps  50,000  Ps            Ps   786,586  Ps             Ps   836,586


Net income for the year                       2,471,984                                  2,471,984

Balances at December 31, 1995      50,000     2,471,984       786,586                    3,308,570

Transfer to retained earnings                (2,471,984)    2,471,984


Net income for the year                       3,776,403                                  3,776,403

Recognition of the effects         67,618      (978,296)    1,992,796      (815,853)       266,265

Balances at December 31, 1996  Ps 117,618  Ps 2,798,107  Ps 5,251,366  Ps ( 815,853)  Ps 7,351,238



   The accompanying notes are an integral part of these financial statements.



                       INTEGRACION DE REDES, S.A. DE C.V.

                  STATEMENTS OF CHANGES IN FINANCIAL POSITION
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                  (*) MEXICAN PESOS (PS) WITH PURCHASING POWER
                  AS OF DECEMBER 31, 1996 AND U.S. DOLLARS ($)




                                               1996       1996        1995
                                             (NOTE 6)     (*)      HISTORICAL
OPERATIONS:
   Net income                               $ 356,406 Ps 2,798,107 Ps 2,471,984
   Charges to income not requiring cash:
     Depreciation and amortization             19,322      151,692       81,737

                                              375,728    2,949,799    2,553,721

WORKING CAPITAL:
   Decrease net in accounts receivable,
     inventories, accounts payable and
       other                                 (270,712)  (2,125,316)  (1,115,417)


      Funds provided by operations            105,016      824,483    1,438,304


FINANCING:
   Recognition of the effects of inflation    124,609      978,296
      Funds provided by financing activities  124,609      978,296

INVESTMENT:
   Acquisition of equipment                    45,709      358,860      181,478
      Funds applied to investment activities   45,709      358,860      181,478

   Increase in cash and cash equivalents      183,918    1,443,919    1,256,826
   Cash and cash equivalents
     at beginning of the year                 296,618    2,328,721    1,071,895

   Cash and cash equivalents
     at end of the year                     $ 480,536 Ps 3,772,640 Ps 2,328,721



   The accompanying notes are an integral part of these financial statements.

                       INTEGRACION DE REDES, S.A. DE C.V.

                       NOTES TO THE FINANCIAL STATEMENTS
                  (*) MEXICAN PESOS (PS) WITH PURCHASING POWER
                  AS OF DECEMBER 31, 1996 AND U.S. DOLLARS ($)


NOTE 1         SIGNIFICANT ACCOUNTING POLICIES:

The Company's management did not consider an allowance for doubtful accounts necessary since the Company's history shows a minimum percentage of uncollectible accounts.

The Company uses the straight-line method of depreciating equipment and furniture.

Inventories are stated at cost or market value, whichever is lower.

Salaries and other labor related benefits are taxed at 2%.

The Company has 2,324 Mexican pesos in employee profit sharing payable at December 31, 1996.

The accompanying financial statements as of December 31, 1996 have been restated to the end of the year considering the General Price Level Method in accordance with Mexican GAAP.

The accounts affected by the recognition of inflation are as follows:

      Inventories
      Income statement accounts
      Property and equipment
      Stockholders' equity accounts

The general price level used for this purpose was the Mexican National Consumer Price Index.

NOTE 2         EQUIPMENT

                              1996        1996        1995
                            (NOTE 6)      (*)      HISTORICAL

Vehicles                   $  73,335   Ps 575,748  Ps 348,572

Data processing equipment     21,648      169,957      93,372

Furniture and fixtures        20,912      164,176     109,076

                             115,895      909,881     551,020

Accumulated depreciation     (32,264)     276,855)   (125,162)

                              80,631      633,026     425,858

Restatement                   20,417      160,290         --

                           $ 101,048   Ps 793,316  Ps 425,858

NOTE 3         FOREIGN SUPPLIERS

As of December 31, 1996 the Company owed Northern Telecom $36,459 U.S.
dollars.

NOTE 4         RETAINED EARNINGS

Retained earnings distributed as dividends are subject to income tax charged to the Company when the distribution is not made from net taxable income, as defined in Mexican tax law.

NOTE 5         CAPITAL STOCK

The Company operates on a minimum of Capital Stock of 50,000 Mexican pesos and a maximum with no limit represented with 500 shares with a value of 100 peso each.

                                 1996        1996         1995
                               (NOTE 6)      (*)       HISTORICAL

Capital stock                $    6,369   Ps  50,000   Ps  50,000
Restatement of captial stock      8,613       67,618           -

                             $   14,982   Ps 117,618   Ps  50,000

NOTE 6    SIGNIFICANT DIFFERENCES BETWEEN MEXICAN AND U.S. GAAP

The financial statements of the Company are presented on the basis of accounting principles generally accepted in Mexico ( Mexican GAAP).

Except for inflation accounting, Mexican GAAP are, in general terms, similar to the accounting principles generally accepted in the United States (US
GAAP). However, there are areas in which Mexican accounting standards and practices differ from the requirements of US GAAP.

The principal differences between Mexican GAAP and US GAAP are as follows:

RECOGNITION OF THE EFFECTS OF INFLATION ON FINANCIAL INFORMATION:

The provisions of Bulletin B-10, as amended, relating to the recognition of the effects of inflation in the financial statements, have no counterparts under US GAAP. However, as Mexican GAAP includes the effects of inflation in the primary financial statements, the US Securities and Exchange Commission does not require the reversal of the restatement of the financial statements to recognize the effects of inflation.

DEFERRED INCOME TAXES:

Under Mexican GAAP, deferred income taxes and compulsory employee profit sharing are provided on the liability method only for non-recurring and identifiable book and tax differences that are expected to reverse over a definite period of time. Under US GAAP, deferred taxes are recognized for the tax consequences of all temporary differences, both recurring and nonrecurring, between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

CONVENIENCE STATEMENTS:

The 1996 US dollar amounts, denoted by the symbol $, shown in the financial statements have been included solely for the convenience of the reader and were translated from Mexican pesos at a rate quoted by Bank of Mexico for December 31, 1996 of 7.8509 pesos per US dollar. Such translation should not be construed as a representation that the Mexican peso amounts have been or could be converted into US dollars at this or any other rate.

STATEMENT OF CHANGES IN FINANCIAL POSITION:

Under Mexican GAAP, the Company presents statements of changes in financial position in constant Mexican pesos. This presentation identifies the generation and application of resources representing differences between beginning and ending financial statement balances in constant Mexican pesos.

The changes in the financial statement balances included in this statement constitute cash flow activity stated in constant Mexican pesos. In accordance with Mexican GAAP, the reduction in current and long term debt due to restatement in constant Mexican pesos is presented as a resource applied to financing activities.